Exhibit 99.1

TID PK Study Nasdaq : NTEC March, 2019

This presentation by Intec Pharma Ltd . (referred to as “we” or “our”) contains forward - looking statements about our expectations, beliefs and intentions regarding, among other things, our product development efforts, business, ﬁnancial condition, results of operations, strategies, plans and prospects . In addition, from time to time, we or our representatives have made or may make forward - looking statements, orally or in writing . Forward - looking statements can be identiﬁed by the use of forward - looking words such as “believe”, “expect”, “intend”, “plan“, “may“, “should“, “could“, “might“, “seek“, “target“, “will”, “project“, “forecast“, “continue” or “anticipate” or their negatives or variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical matters . Forward - looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made . Because forward - looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward - looking statements . Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward - looking statements, including those described in the sections entitled “risk factors” in the documents that we file with the Securities and Exchange Commission . We believe these forward - looking statements are reasonable ; however, these statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward - looking statements . Given these uncertainties, you should not rely upon forward - looking statements as predictions of future events . All forward - looking statements attributable to us or persons acting on our behalf speak only as of the date of this presentation and are expressly qualiﬁed in their entirety by the cautionary statements included in this presentation . We undertake no obligations to update or revise forward - looking statements to reﬂect events or circumstances that arise after the date made or to reﬂect the occurrence of unanticipated events, except as required by applicable law . In evaluating forward - looking statements, you should consider these risks and uncertainties . The presentation contains information about investigation - stage drug products under development, which have not yet been approved by the FDA for commercial distribution in the United States . All representations in this Presentation are based upon investigations in certain clinical and other research, but which accordingly should not be construed as general claims for the safety or efficacy of the products when used by patients . Forward Looking Statements 2

• Fluctuating plasma levodopa levels lead to pulsatile stimulation of striatal dopamine receptors • Pulsatile stimulation of DA receptors causes: – Molecular changes in basal ganglia input neurons – Neurophysiologic changes in basal ganglia output neurons – Development of motor complications (motor fluctuations and dyskinesia) Olanow et al, Lancet Neurology 2006 3 Continuous Dopaminergic Stimulation (CDS) Current Concepts

• It has been hypothesized that continuous delivery of levodopa will restore brain DA in a more physiologic manner • Open label and double blind studies confirm that the risk of motor complications is reduced if the same short - acting dopaminergic agent is delivered continuously rather than intermittently ( Olanow et al, Lancet Neurol 2014) 4 Continuous Dopaminergic Stimulation (CDS) Current Concepts

Duodopa ® Study – Double - Blind, Double - Dummy. Double - Titration Study Olanow et al, Lancet Neurol 2014 5

Approaches to CDS in PD Patients • Continuous intrajejunal infusion • Continuous patch delivery • Continuous sc infusion • Continuous intraoral infusion • Oral drugs with long t1/2 6

The Accordion Pill TM • Multi - layer, planar structure composed of biodegradable films folded into accordion shape placed into a standard size capsule 7

Intec PK Study • Open label cross - over PK study • 12 subjects • PD consistent with UK Brain Bank Criteria • On stable doses of standard oral levodopa • Day 1 – arrive in clinic in practically defined OFF state – Standard Levodopa PK • Day 2 - 7 – treated with AP – CD/LD 50/500 mg tid • Day 8 - arrive in clinic in practically defined OFF state – AP – Levodopa PK 8

Intec PK Study – Hospital Protocol • Day 1 – Levodopa PK - study – Standard Levodopa 1.5 25/100mg tabs vid (0, 3, 6, 9, 12 hours) • Day 8 – AP PK - study – AP - CD/LD (Levodopa) 50/500mg tid (0, 5, 10 hours) • PK evaluations – Q 30” from 0 to 16 hours, then at 24 hours 9

Intec PK Study - Endpoints • Primary Endpoint – Fluctuation Index ( C max - C min )/ C average ) in steady state (4 - 16 hours) • Sensitivity Analyses – Fluctuation Index (4 - 12 hours) – Fluctuation Index – Patients with Complete Data Set – Fluctuation index calculated by 2 hr time blocks (0 - 16 hours ) • Secondary Endpoint – Levodopa Coefficient of Variation (SD/ C average ) in steady state (4 - 16 hours) 10

Levodopa C oncentration by Time (0 - 16 hours ); S moothed S plines by G roup L - dopa ng /ml 11

Representative Patient 12

Primary Endpoint : Fluctuation Index of Plasma Levodopa Concentration in Steady State 13

Tolerability and Safety • Tolerability – No drop outs • Safety – Day 1: IR - CD/LD PK day • Abdominal Cramps – mild • Diarrhea – mild • Fever • Panic attack – Day 8: AP - CD/LD PK day • No Adverse events reported 14

Intec PK Study - Summary AP - CD/LD met all primary, sensitivity and secondary endpoints • Primary Endpoint – Fluctuation Index P =0.005 • Sensitivity Analyses – FI - 0 - 12 hour steady state P =0.013 – FI - Completer Data Set P =0.015 – FI – 2 hour time blocks P =0.001 • Secondary Endpoint – Coefficient of Variation P = 0.047 AP - CD/LD was safe and well tolerated 15

Conclusions • Treatment with the Accordion Pill TM 50/500 mg tid resulted in reduced plasma levodopa variability in comparison to standard oral levodopa treatment • Clinical studies indicate that reduced variability in plasma levodopa is associated with a reduced risk of motor complications – PK is a surrogate for efficacy • The effect of the Accordion Pill on motor complications in PD patients is currently being tested in a Phase 3 study 16